UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		April 4, 2003
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-31403 (Commission File Number)	52-2297449 (I.R.S. Employer Identification No.)
701 Ninth Street, N. W., Washington, D. C (Address of principal executive offices		20068 (Zip Code)
Registrant's telephone number, including area code		(202) 872-3526
(Former Name or Former Address, if Changed Since Last Report)

Pepco Holdings, Inc. Form 8-K
Item 9.

Regulation FD Disclosure.

MARYLAND SETTLEMENT AGREEMENT - CASE NO. 8908
STANDARD OFFER SERVICE

On several recent occasions, PHI management indicated that the proposed Maryland Settlement Agreement would provide the Company a Standard Offer Service margin, beginning in July 2004, of approximately the same level as is being provided by the current customer sharing formula in the Generation Procurement Credit. While the gross margins in the proposed settlement range from 4.0 to 6.5 mils, varying by customer class, the net margin expected to be retained by the Company is approximately 2.0 to 2.2 mils or two-thirds of the current margin. Final results will depend on the Maryland Commission's acceptance of the proposed settlement and the level of migration by customer class. The Company plans to propose a similar arrangement in the District of Columbia.

Signatures Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
April 4, 2003 DATE -2-	PEPCO HOLDINGS, INC. (Registrant) By: /s/ A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer